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                                                                     EXHIBIT 4.1

                          THIRD AMENDED AND RESTATED
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                           ARTICLES OF INCORPORATION
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                                      OF
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                      AUTONOMOUS TECHNOLOGIES CORPORATION
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     The undersigned, acting in his capacity as the Chairman of the Board of
Directors (the "BOARD") and President of Autonomous Technologies Corporation, a Florida corporation (the "CORPORATION"), on behalf of the Corporation, has executed these Third Amended and Restated Articles of Incorporation (these "THIRD RESTATED ARTICLES"), as adopted by the Board on behalf of the Corporation on August 14, 1996, without shareholder action, as authorized by Sections
607.1002 and 607.1007 of the Florida Statutes.

     These Third Restated Articles amend, restate and supersede in the entirety the Corporation's Second Amended and Restated Articles of Incorporation, as filed with the Florida Department of State (the "DEPARTMENT") on March 8, 1996 (the "SECOND RESTATED ARTICLES"). The Second Restated Articles amended, restated and superseded in the entirety the Corporation's First Amended and Restated Articles of Incorporation (the "FIRST RESTATED ARTICLES") as filed with the Department also on March 8, 1996 immediately prior to the filing of the Second Restated Articles. The First Restated Articles amended, restated and superseded in the entirety the Corporation's Articles of Incorporation as filed with the Department on July 30, 1985 and made effective July 23, 1985 (the "INITIAL ARTICLES"), as such Initial Articles had been amended by Articles of Amendment filed with the Department on March 5, 1993, October 1, 1993, May 27, 1994, and October 5, 1995.

     These Third Restated Articles (i) amend the provisions of Article IV of the Second Restated Articles in order to delete the detailed provisions of the rights, preferences, privileges, limitations and restrictions of four specified series of preferred stock, as well as the specific series designations, contained in the Second Restated Articles, since no shares of preferred stock of the Corporation are issued and outstanding; (ii) amend the current provisions of
Article IV of the Second Restated Articles in order to change the par value for the authorized shares of the Corporation's preferred stock from $ 1.00 per share to $ 0.01 per share; and (iii) delete other information contained in the Second Restated Articles that is solely of historical interest.

                                  ARTICLE  I

                              NAME  AND  ADDRESS

     The name of the Corporation and the street address of both its initial and current principal office are:
                      Autonomous Technologies Corporation
                      520 North Semoran Boulevard
                      Orlando, Florida 32807
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                                  ARTICLE  II

                                   DURATION

     The Corporation began its existence on July 23, 1985, which was the effective date of the Initial Articles; and the Corporation shall have perpetual existence.

                                 ARTICLE  III

                                    PURPOSE

     The purpose of the Corporation is to engage in any activities or business permitted under the laws of the United States and the State of Florida.

                                  ARTICLE  IV

                                CAPITAL  STOCK

     The maximum number of shares of its common stock that the Corporation is authorized to have outstanding at any one time is 15,000,000 shares, $ 0.01 per share par value (the "COMMON STOCK"). The maximum number of shares of its preferred stock that the Corporation is authorized to have outstanding at any time is 1,000,000 shares, $ 0.01 per share par value (the "PREFERRED STOCK"). The consideration to be paid for each share shall be fixed by the Board and may be paid in whole or in part in cash or other property, tangible or intangible, or in labor or services actually performed or to be performed for the Corporation, with a value, in the judgment of the directors, equivalent to or greater than the full value of the shares.

     COMMON STOCK.  Subject to the rights of the Corporation's preferred stock
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and except as otherwise provided by the laws of the State of Florida, the holders of record of Common Stock shall share ratably in all dividends, payable in cash, stock or otherwise, and other distributions, whether in respect of liquidation or dissolution (voluntary or involuntary) or otherwise. The holders of Common Stock shall be entitled to one vote per share of Common Stock held, with respect to all matters to be voted on by the shareholders of the Corporation.

     PREFERRED STOCK.  The Board is authorized to determine and alter the
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rights, preferences, privileges, limitations and restrictions granted to and imposed upon the Preferred Stock and any series thereof, and to fix the number of shares and designation of any series of Preferred Stock. The Board, within the limits and restrictions stated in any resolutions of the Board originally fixing the number of shares constituting any series of Preferred Stock, may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.

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                                  ARTICLE  V

                        REGISTERED  OFFICE  AND  AGENT

     The name of the registered agent and the street address of the registered office of the Corporation, as heretofore designated and reported to the Florida Department of State, are:

                            William A. Grimm, Esq.
                            Akerman, Senterfitt & Ecidson, P.A.
                            255 South Orange Avenue
                            Orlando, Florida 32801



                                  ARTICLE  VI

                             BOARD  OF  DIRECTORS

     The Corporation initially had one director, Rudolph William Frey, 574 Rosemont Street, Orlando, Florida 32807. The Corporation now has and may continue to have as many directors as specified in the bylaws of the Corporation, and the number of directors may be increased or decreased, from time to time, by an amendment to the bylaws of the Corporation in the manner provided by law, but shall never be less than one.



                                 ARTICLE  VII

                                 INCORPORATOR

     The name and address of the incorporator, who signed the Initial Articles, are:

                             Rudolph William Frey
                             574 Rosemont Street
                             Orlando, Florida 32807

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                                 ARTICLE  VIII

                 DIRECTORS'  AUTHORITY  TO  FIX  COMPENSATION

     The Board shall have authority to fix the compensation of the officers of the Corporation.


                                  ARTICLE  IX

                       DIRECTOR  CONFLICTS  OF  INTEREST

     1.  TRANSACTIONS INVOLVING DIRECTORS.  No contract or other transaction
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between the Corporation and one or more of its directors, or between the
Corporation and any other corporation, firm, association, or other entity, in which one or more of the directors of the Corporation are directors or officers, or are financially interested, shall either be void or voidable for this reason alone or by reason alone that such director or directors are present at the meeting of the Board or of a committee thereof which approves such contract or transaction, or that his or their votes are counted for such purpose, if:

               (a) the fact of such common directorship, officership or
                   financial interest is disclosed or known to the Board or committee, and the Board or committee approves such contract or transaction by a vote sufficient for such purpose without counting the vote or votes of such interested director or directors; or

               (b) such common directorship, officership or financial interest is disclosed or known to the shareholders entitled to vote thereon, and such contract or transaction is approved by a vote of such shareholders; or

               (c) the contract or transaction is fair and reasonable as to the
                   Corporation at the time it is approved by the Board, a committee thereof, or the shareholders.

     2.  QUORUM.  Common or interested directors may be counted in determining
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the presence of a quorum at a meeting of the Board or of a committee thereof which approves such contract or transaction.

                                  ARTICLE  X

                                INDEMNIFICATION


          The Corporation is authorized to indemnify any director or officer, or any former director

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or officer, in the manner set forth and provided for in the bylaws of the
Corporation, to the fullest extent permitted by the laws of the State of Florida.

                                  ARTICLE  XI

                       SHAREHOLDER  QUORUM  AND  VOTING

          A majority of the shares entitled to vote, represented in person or in proxy, shall constitute a quorum at a meeting of shareholders. If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders.


                                 ARTICLE  XII

                            REMOVAL  OF  DIRECTORS

          At a meeting of shareholders called expressly for that purpose, any director or the entire Board may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors.



          IN WITNESS WHEREOF, the undersigned has executed these Third Amended and Restated Articles of Incorporation on this 26th day of August 1996.



                                              /s/ Randy W. Frey
                                              ----------------------------------
                                              Rudolph William Frey
                                              Chairman of the Board of Directors
                                                and President

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